(e)(1)(i)

AMENDED SCHEDULE A

with respect to the

DISTRIBUTION AGREEMENT

between

ING VARIABLE INSURANCE TRUST

and

ING INVESTMENTS DISTRIBUTOR, LLC

Fund
ING GET U.S. Core Portfolio – Series 6
ING GET U.S. Core Portfolio – Series 7
ING GET U.S. Core Portfolio – Series 8
ING GET U.S. Core Portfolio – Series 9
ING GET U.S. Core Portfolio – Series 10
ING GET U.S. Core Portfolio – Series 11
ING GET U.S. Core Portfolio – Series 12
ING GET U.S. Core Portfolio – Series 13
ING GET U.S. Core Portfolio – Series 14